UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2015

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by Dollar General Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2015, Richard W. Dreiling, Chairman and Chief Executive Officer of the Company, notified the Board of Directors of the Company on January 21, 2015, that he would agree to remain employed by the Company in his current position through January 29, 2016 or, if earlier, until the appointment of a successor.

On March 10, 2015, the Company entered into an Employment Transition Agreement with Mr. Dreiling (the “Agreement”) which supercedes his existing employment agreement with the Company.  The Agreement is attached as Exhibit 99 and is incorporated herein by reference and summarized below.

The Agreement provides that Mr. Dreiling will retire from employment with the Company on January 29, 2016 (the “Retirement Date”), and will continue to serve as the Company’s Chief Executive Officer through the Retirement Date or, if earlier, until the appointment of a successor (the “Successor CEO Date”).  In the event the Successor CEO Date precedes the Retirement Date, Mr. Dreiling will be employed as Senior Advisor to the Company from the Successor CEO Date through the Retirement Date. Mr. Dreiling will continue to serve as a member of the Board of Directors, but will resign from the Board upon request of the Board on or at any time following the CEO Successor Date.  In addition, Mr. Dreiling will serve as Chairman of the Board through the CEO Successor Date or, if asked by the Board, through the Retirement Date.

Pursuant to the Agreement, Mr. Dreiling’s annual salary will be $1,329,035 through March 31, 2015 and $1,368,242 effective April 1, 2015; he will be eligible to participate in the Company’s annual Teamshare bonus program for the 2015 fiscal year at the same threshold, target and maximum levels as the prior year and the Company will waive for Mr. Dreiling the requirement that participants be employed on the payment date to be eligible to receive any such bonus; he will not be eligible to receive an annual equity award in 2015 under the Company’s long-term incentive program but instead will receive at the same time such awards are granted to other employees a restricted stock unit award having an approximate targeted value of $4 million; he will retain coverage through the Retirement Date under all employee benefit plans and be entitled to all welfare, fringe and other benefits and perquisites that are available to all other executives of the Company; and he will be entitled to limited additional perquisites including reimbursement for up to $15,000 of legal expenses for review of the Agreement, payment of the premiums on his portable long-term disability insurance through the Retirement Date, and personal use of the Company’s airplane for his and his spouse’s travel between Nashville, Tennessee, and Livermore, California, while he continues to serve as Chief Executive Officer, not to exceed 100 hours total during the period of time beginning with the effective date of the Agreement and continuing through the Successor CEO Date or the Retirement Date, whichever occurs first, but in no event more than 16 hours per month. The Agreement provides for certain payments to Mr. Dreiling in the event of his termination of employment by the Company without Cause (as defined in the Agreement) or by Mr. Dreiling for Good Reason (as defined in the Agreement) or in the event of death or Disability (as defined in the Agreement). The Agreement includes certain business protection provisions, including non-competition and non-solicitation provisions for two years following Mr. Dreiling’s service termination date and acknowledges that the compensation and benefits under the Agreement are provided as consideration of such business protection provisions.

Mr. Dreiling’s outstanding equity awards will continue to vest, if at all, in accordance with the terms of the applicable award agreements.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to Exhibit 99.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Employment Transition Agreement, effective March 10, 2015, by and between Richard W. Dreiling and Dollar General Corporation.

4